EXHIBIT 99.1

EXPLANATION OF RESPONSES

(1)	This statement is being filed by The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co. (“Goldman Sachs”), GS Capital Partners VI Parallel, L.P. (“GS Parallel”), GS Capital Partners VI Offshore Fund, L.P. (“GS Offshore”), GS Capital Partners VI Fund, L.P. (“GS Cap Partners VI”), GS Capital Partners VI GmbH & CO. KG (“GS Germany”), MBD 2011, L.P. (“MBD”), MBD 2011 Offshore, L.P. (“MBD Offshore”), MBD 2011 Holdings, L.P. (“MBD Holdings”), Bridge Street 2011, L.P. (“Bridge Street”), Bridge Street 2011 Offshore, L.P. (“Bridge Street Offshore” and, together with GS Parallel, GS Offshore, GS Cap Partners VI, MBD, MBD Offshore, MBD Holdings, and Bridge Street, the “GS Funds”), GS Advisors VI, L.L.C. (“GS Advisors VI”), Goldman, Sachs Management GP GmbH (“GS GmbH”), GSCP VI Advisors, L.L.C. (“GSCP VI Advisors”), GSCP VI Offshore Advisors, L.L.C. (“GSCP VI Offshore Advisors”), MBD Advisors, L.L.C. (“MBD Advisors”), MBD 2011 Offshore Advisors, Inc. (“MBD Offshore Advisors”), Bridge Street 2011 Advisors L.L.C. (“Bridge Street Advisors”), and Bridge Street 2011 Offshore Advisors, Inc. (“Bridge Street Offshore Advisors” and, together with GS Group, Goldman Sachs, the GS Funds, GS Advisors VI, GS GmbH, GSCP VI Advisors, MBD Advisors, MBD Offshore Advisors, and Bridge Street Advisors, the “Reporting Persons”).

(2)	Due to the electronic system’s limitation of 10 Reporting Person per joint filing, this statement is being filed in duplicate.

(3)	Goldman Sachs and GS Group may be deemed to beneficially own indirectly, in the aggregate, 20,852,775 shares of Common Stock, $0.0001 par value per share (“Common Stock”), of Endurance International Group Holdings, Inc. (the “Issuer”) by reason of the direct beneficial ownership of such shares by the GS Funds because affiliates of Goldman Sachs and GS Group are the general partner, managing limited partner, managing general partner, managing partner, managing member or member of each of the GS Funds. Goldman Sachs is a wholly-owned subsidiary of GS Group. Goldman Sachs is the investment manager of certain of the GS Funds.

(4)	GS Parallel beneficially owns directly 2,481,986 shares of Common Stock, which may be deemed to be beneficially owned indirectly by GS Parallel’s general partner, GS Advisors VI. GS Offshore beneficially owns directly 7,507,479 shares of Common Stock, which may be deemed to be beneficially owned indirectly by GS Offshore’s general partner, GSCP VI Offshore Advisors. GS Cap Partners VI beneficially owns directly 9,025,964 shares of Common Stock, which may be deemed to be beneficially owned indirectly by GS Cap Partners VI’s general partner, GSCP VI Advisors. GS Germany beneficially owns directly 320,782 shares of Common Stock, which may be deemed to be beneficially owned indirectly by GS Germany’s general partner, GS GmbH. MBD Holdings beneficially owns directly 473,926 shares of Common Stock, which may be deemed to be beneficially owned indirectly by MDB Holdings’ general partner, MBD Offshore Advisors. MBD, a limited partner of MBD Holdings, and MBD’s general partner, MBD Advisors, each may be deemed to beneficially own indirectly 364,467 shares of Common Stock by reason of the direct beneficial ownership of such shares by MBD Holdings. MBD Offshore, a limited partner of MBD Holdings, and MBD Offshore’s general partner, MBD Offshore Advisors, each may be deemed to beneficially own indirectly 109,459 shares of Common Stock by reason of the direct beneficial ownership of such shares by MBD Holdings. Bridge Street beneficially owns directly 724,611 shares of Common Stock, which may be deemed to be beneficially owned indirectly by Bridge Street’s general partner, Bridge Street Advisors. Bridge Street Offshore beneficially owns directly 318,027 shares of Common Stock, which may be deemed to be beneficially owned indirectly by Bridge Street Offshore’s general partner, Bridge Street Offshore Advisors.

(5)	Each of the Reporting Persons disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any, and this report shall not be deemed an admission that any such Reporting Person is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Exchange Act, or for any other purpose.